Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	October 18, 2018		574-235-2000

1st Source Corporation Reports Third Quarter Results,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS

•	Net income improved to $19.89 million, up 15.75% over the third quarter of 2017. Diluted net income per common share improved to $0.76 from the prior year’s third quarter of $0.66.

•	Return on average assets increased to 1.27% and return on average common shareholders’ equity increased to 10.50% from 1.19% and 9.61%, respectively in the third quarter of 2017.

•	Net charge-offs of $10.86 million and nonperforming assets to loans and leases of 1.00% compared to $0.16 million and 0.64%, respectively in the third quarter of 2017.

•	Average loans and leases grew $434.68 million, up 9.91% from the third quarter of 2017.

•	Average deposits grew $562.95 million, up 12.43% from the third quarter of 2017.

•	Net interest income increased $7.13 million, up 15.10% from the third quarter of 2017.

•	Noninterest income decreased $1.53 million, or 5.99% from the third quarter of 2017 (decreased 8.13% excluding leased equipment depreciation).

•	Noninterest expenses increased $2.88 million or 6.48% from the third quarter of 2017 (increased 7.57% excluding leased equipment depreciation).
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported third quarter net income of $19.89 million, an improvement of 15.75% compared to $17.18 million reported in the third quarter a year ago. This brought 2018 year-to-date net income to a record of $60.97 million compared to $50.06 million in 2017, an increase of 21.80%. Income before taxes was $24.92 million compared to $26.74 million in the third quarter of 2017 and $77.42 million for the first nine months of 2018 compared to $77.81 million for the same period in 2017. The year-to-date pretax income comparison was positively impacted by increased net interest income of $21.25 million primarily due to rising lending rates, higher average loan and lease balances, and recognition of a $0.62 million unaccreted purchase loan discount and $0.41 million prepayment penalty on two separate early loan payoffs. These positives were offset by a $9.40 million increase in the provision for loan and lease losses to support loan and lease growth along with higher charge-offs and a $12.09 million rise in noninterest expense which includes a $1.29 million increase in repossessed asset write downs. Non-recurring 2018 costs were approximately $3.65 million.
Diluted net income per common share for the third quarter of 2018 was $0.76, versus $0.66 in the third quarter of 2017. Diluted net income per common share for the first nine months of 2018 was $2.33 compared to $1.92 earned a year earlier.
At its October 2018 meeting, the Board of Directors approved a cash dividend of $0.25 per common share, up 25% from the $0.20 per common share declared a year ago. The cash dividend is payable to shareholders of record on November 5, 2018 and will be paid on November 15, 2018.

According to Christopher J. Murphy III, Chairman, “We are pleased with our increase in revenue in the third quarter as 1st Source Corporation experienced growth in average loans and leases and average deposits with some month end seasonal adjustments. Average loans and leases were up a solid 9.91% for the quarter, compared to the same period a year ago. Average deposits also increased with strong growth of 12.43% from this time last year. Net interest income has increased 15.10% from the third quarter 2017 while noninterest income decreased 5.99% and noninterest expense increased by 6.48% over the same quarter in 2017.”
“Our biggest credit challenge in the quarter was with larger charge-offs and write downs. We have written our assets down to what we believe are realizable values. The majority of the charge-offs is from one large syndicated aircraft account in which we are a small participant. This credit is unique in both size and complexity within our portfolio.”
“We were recently honored to be a part of the annual Jimmy and Rosalynn Carter Work Project with Habitat for Humanity. Mishawaka, Indiana was selected as the location for this week-long Carter Build event, and 1st Source Bank sponsored one of the homes. Members of our staff from across northern Indiana and southwestern Michigan volunteered their time and talents to help build this home for a deserving family. Community leadership is one of 1st Source’s values and this was just one more way we demonstrate it.”
THIRD QUARTER 2018 FINANCIAL RESULTS
Loans
Average loans and leases of $4.82 billion increased $434.68 million, up 9.91% in the third quarter of 2018 from the year ago quarter and have increased $52.07 million, up 1.09% from the second quarter. Year-to-date average loans and leases of $4.73 billion increased $432.89 million, up 10.08% from the first nine months of 2017.
Deposits
Average deposits of $5.09 billion grew $562.95 million, up 12.43% for the quarter ended September 30, 2018 from the year ago quarter and have increased $129.75 million, up 2.62% compared to the second quarter. Average deposits for the first nine months of 2018 were $4.92 billion, an increase of $493.54 million, up 11.15% from the same period a year ago.
Net Interest Income and Net Interest Margin
Third quarter 2018 net interest income of $54.36 million increased $7.13 million, up 15.10% from the third quarter a year ago and increased $1.19 million, up 2.24% from the second quarter. For the first nine months of 2018, tax-equivalent net interest income was $158.68 million, an increase of $20.50 million, up 14.83% compared to the same period a year ago.
Third quarter 2018 net interest margin was 3.69%, an improvement of 16 basis points from the 3.53% for the same period in 2017 and remained stable with the second quarter. Third quarter 2018 net interest margin on a fully tax-equivalent basis was 3.71%, an increase of 14 basis points from the 3.57% for the same period in 2017 and also remained stable with the second quarter.

Net interest margin for the first nine months of 2018 was 3.69%, an increase of 17 basis points from the 3.52% for the same period in 2017. Net interest margin on a fully tax-equivalent basis for the first nine months of 2018 was 3.71%, an increase of 15 basis points from the 3.56% for the same period in 2017.
Noninterest Income
Third quarter 2018 noninterest income of $24.06 million decreased $1.53 million, or 5.99% from the third quarter a year ago and was lower by $0.96 million, or 3.85% from the second quarter. For the first nine months of 2018, noninterest income was relatively flat at $72.89 million compared to the same period a year ago.
Noninterest income during the three and nine months ended September 30, 2018 was lower compared to a year ago mainly due to reduced gains on the sale of available-for-sale equity securities. Other factors include decreased mortgage banking income, and lower customer swap fees offset by higher equipment rental income resulting from an increase in the average lease portfolio, improved debit card income due to growth in those transactions, improved insurance commissions due to new business, and increased trust and wealth advisory fees.
Noninterest Expense
Third quarter 2018 noninterest expense of $47.34 million increased $2.88 million or 6.48% from the third quarter a year ago and increased $1.47 million or 3.19% from the prior quarter. For the first nine months of 2018, noninterest expense was $138.78 million, an increase of $12.09 million, or 9.55% compared to the same period a year ago. Excluding depreciation on leased equipment, noninterest expenses were up 7.57% and 10.12% for the third quarter and first nine months of 2018, respectively.
The increase in noninterest expense from the same periods a year ago was primarily due to higher salaries as a result of normal merit increases and incentive compensation, increased group insurance costs, a rise in furniture, equipment, and technology costs due to increased software maintenance and computer processing charges, higher depreciation on leased equipment due to growth in the lease portfolio and higher loan and lease collection expenses. In addition, non-recurring 2018 costs were approximately $3.65 million due to consulting fees of $1.45 million for a customer relationship management project, a regulatory compliance project, and information technology projects, repossessed asset valuation adjustments of $1.90 million, and trust losses of $0.30 million.
Credit
The reserve for loan and lease losses as of September 30, 2018 was 2.04% of total loans and leases compared to 2.13% at June 30, 2018 and 2.10% at September 30, 2017. Net charge-offs of $10.86 million were recorded for the third quarter of 2018 compared with net charge-offs of $0.16 million in the same quarter a year ago and up from the $0.14 million of net charge-offs in the second quarter. The majority of the third quarter charge-offs was related to one relationship within the aircraft portfolio. Year-to-date net charge-offs of $11.34 million have been recorded in 2018, compared to net charge-offs of $0.53 million for the first nine months of 2017.

The provision for loan and lease losses was $6.16 million for the third quarter and $14.76 million for the first nine months of 2018, an increase of $4.54 million and $9.40 million, respectively, compared with the same periods in 2017. The ratio of nonperforming assets to loans and leases was 1.00% as of September 30, 2018, compared to 0.64% on September 30, 2017 and 0.89% on June 30, 2018.
Capital
As of September 30, 2018, the common equity-to-assets ratio was 11.92%, compared to 11.71% at June 30, 2018 and 12.24% a year ago. The tangible common equity-to-tangible assets ratio was 10.73% at September 30, 2018 and 10.52% at June 30, 2018 compared to 10.95% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 12.38% at September 30, 2018 compared to 12.15% at June 30, 2018 and 12.52% a year ago.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 80 banking centers, 22 1st Source Bank Specialty Finance Group locations nationwide, eight Wealth Advisory Services locations and ten 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
3rd QUARTER 2018 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
AVERAGE BALANCES
Assets	$6,224,187	$6,167,017	$5,706,072	$6,111,302	$5,577,489
Earning assets	5,839,588	5,776,822	5,300,838	5,724,114	5,194,745
Investments	964,281	948,335	858,572	943,372	844,994
Loans and leases	4,822,431	4,770,361	4,387,748	4,728,047	4,295,153
Deposits	5,091,221	4,961,473	4,528,267	4,921,780	4,428,242
Interest bearing liabilities	4,323,467	4,370,692	3,937,159	4,283,411	3,856,635
Common shareholders’ equity	751,248	736,310	709,276	738,025	696,812

INCOME STATEMENT DATA
Net interest income	$54,362	$53,169	$47,229	$158,063	$136,817
Net interest income - FTE(1)	54,559	53,372	47,670	158,675	138,177
Provision for loan and lease losses	6,157	4,817	1,620	14,760	5,358
Noninterest income	24,060	25,023	25,592	72,890	73,035
Noninterest expense	47,342	45,877	44,460	138,776	126,684
Net income	19,888	21,964	17,182	60,968	50,057

PER SHARE DATA
Basic net income per common share	$0.76	$0.84	$0.66	$2.33	$1.92
Diluted net income per common share	0.76	0.84	0.66	2.33	1.92
Common cash dividends declared	0.25	0.24	0.19	0.71	0.56
Book value per common share	28.90	28.51	27.39	28.90	27.39
Tangible book value per common share(1)	25.66	25.27	24.16	25.66	24.16
Market value - High	59.33	56.77	51.80	59.33	51.80
Market value - Low	50.34	49.58	44.59	48.26	42.15
Basic weighted average common shares outstanding	25,965,694	25,958,128	25,935,867	25,958,125	25,922,218
Diluted weighted average common shares outstanding	25,965,694	25,958,128	25,935,867	25,958,125	25,922,218

KEY RATIOS
Return on average assets	1.27%	1.43%	1.19%	1.33%	1.20%
Return on average common shareholders’ equity	10.50	11.96	9.61	11.04	9.60
Average common shareholders’ equity to average assets	12.07	11.94	12.43	12.08	12.49
End of period tangible common equity to tangible assets(1)	10.73	10.52	10.95	10.73	10.95
Risk-based capital - Common Equity Tier 1(2)	12.38	12.15	12.52	12.38	12.52
Risk-based capital - Tier 1(2)	13.41	13.18	13.65	13.41	13.65
Risk-based capital - Total(2)	14.66	14.44	14.94	14.66	14.94
Net interest margin	3.69	3.69	3.53	3.69	3.52
Net interest margin - FTE(1)	3.71	3.71	3.57	3.71	3.56
Efficiency ratio: expense to revenue	60.37	58.67	61.05	60.09	60.37
Efficiency ratio: expense to revenue - adjusted(1)	56.71	54.71	57.98	56.28	56.81
Net charge offs to average loans and leases	0.89	0.01	0.01	0.32	0.02
Loan and lease loss reserve to loans and leases	2.04	2.13	2.10	2.04	2.10
Nonperforming assets to loans and leases	1.00	0.89	0.64	1.00	0.64

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
END OF PERIOD BALANCES
Assets	$6,293,169	$6,320,058	$6,051,463	$5,887,284	$5,806,735
Loans and leases	4,825,553	4,839,823	4,691,097	4,527,678	4,436,718
Deposits	5,061,977	5,108,439	4,781,325	4,752,730	4,573,712
Reserve for loan and lease losses	98,300	103,007	98,331	94,883	93,372
Goodwill and intangible assets	84,097	84,104	84,124	83,742	83,795
Common shareholders’ equity	750,437	740,277	725,609	718,537	710,497

ASSET QUALITY
Loans and leases past due 90 days or more	$125	$263	$123	$459	$208
Nonaccrual loans and leases	36,028	34,582	25,360	19,405	15,066
Other real estate	432	133	1,184	1,312	1,341
Repossessions	13,041	9,389	9,432	10,114	12,913
Equipment owned under operating leases	48	—	2	9	14
Total nonperforming assets	$49,674	$44,367	$36,101	$31,299	$29,542
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	September 30,	June 30,	December 31,	September 30,
	2018	2018	2017	2017
ASSETS
Cash and due from banks	$68,362	$71,102	$73,635	$64,636
Federal funds sold and interest bearing deposits with other banks	45,514	73,358	4,398	34,788
Investment securities available-for-sale	972,172	968,349	904,033	893,973
Other investments	28,159	28,159	25,953	25,953
Mortgages held for sale	11,149	8,235	13,123	11,000
Loans and leases, net of unearned discount:
Commercial and agricultural	1,062,907	1,047,705	929,997	893,174
Auto and light truck	562,546	580,045	496,816	505,126
Medium and heavy duty truck	271,601	276,273	296,935	287,975
Aircraft	836,458	863,496	844,657	816,120
Construction equipment	654,605	642,634	563,437	541,838
Commercial real estate	781,093	769,659	741,568	740,345
Residential real estate and home equity	523,391	524,112	526,122	524,071
Consumer	132,952	135,899	128,146	128,069
Total loans and leases	4,825,553	4,839,823	4,527,678	4,436,718
Reserve for loan and lease losses	(98,300)	(103,007)	(94,883)	(93,372)
Net loans and leases	4,727,253	4,736,816	4,432,795	4,343,346
Equipment owned under operating leases, net	137,492	143,024	139,581	145,975
Net premises and equipment	53,479	53,363	54,612	53,324
Goodwill and intangible assets	84,097	84,104	83,742	83,795
Accrued income and other assets	165,492	153,548	155,412	149,945
Total assets	$6,293,169	$6,320,058	$5,887,284	$5,806,735

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,151,573	$1,106,495	$1,064,271	$1,019,106
Interest-bearing deposits:
Interest-bearing demand	1,606,462	1,651,533	1,554,898	1,493,187
Savings	822,246	843,558	863,588	825,147
Time	1,481,696	1,506,853	1,269,973	1,236,272
Total interest-bearing deposits	3,910,404	4,001,944	3,688,459	3,554,606
Total deposits	5,061,977	5,108,439	4,752,730	4,573,712
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	124,630	106,861	205,834	148,001
Other short-term borrowings	166,077	170,233	8,761	168,764
Total short-term borrowings	290,707	277,094	214,595	316,765
Long-term debt and mandatorily redeemable securities	70,919	71,194	70,060	70,482
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	60,365	64,290	72,598	76,515
Total liabilities	5,542,732	5,579,781	5,168,747	5,096,238

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at September 30, 2018, June 30, 2018, December 31, 2017, and September 30, 2017, respectively	436,538	436,538	436,538	436,538
Retained earnings	383,943	370,521	339,959	327,149
Cost of common stock in treasury (2,239,928, 2,240,597, 2,268,910, and 2,269,544 shares at September 30, 2018, June 30, 2018, December 31, 2017, and September 30, 2017, respectively)	(54,369)	(54,367)	(54,628)	(54,643)
Accumulated other comprehensive (loss) income	(15,675)	(12,415)	(3,332)	1,453
Total shareholders’ equity	750,437	740,277	718,537	710,497
Total liabilities and shareholders’ equity	$6,293,169	$6,320,058	$5,887,284	$5,806,735

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Interest income:
Loans and leases	$59,961	$58,520	$50,429	$172,172	$143,345
Investment securities, taxable	4,873	4,428	3,048	13,869	9,932
Investment securities, tax-exempt	471	520	628	1,562	1,988
Other	391	397	325	1,196	935
Total interest income	65,696	63,865	54,430	188,799	156,200
Interest expense:
Deposits	9,405	8,319	5,186	24,286	13,431
Short-term borrowings	518	826	396	2,120	895
Subordinated notes	918	908	1,022	2,709	3,132
Long-term debt and mandatorily redeemable securities	493	643	597	1,621	1,925
Total interest expense	11,334	10,696	7,201	30,736	19,383
Net interest income	54,362	53,169	47,229	158,063	136,817
Provision for loan and lease losses	6,157	4,817	1,620	14,760	5,358
Net interest income after provision for loan and lease losses	48,205	48,352	45,609	143,303	131,459
Noninterest income:
Trust and wealth advisory	5,109	5,800	5,037	16,097	15,665
Service charges on deposit accounts	2,567	2,625	2,719	7,676	7,931
Debit card	3,377	3,427	2,983	9,907	8,719
Mortgage banking	925	1,073	1,486	2,882	3,737
Insurance commissions	1,580	1,487	1,429	5,025	4,506
Equipment rental	7,977	8,104	7,917	23,836	22,335
Gains (losses) on investment securities available-for-sale	—	—	1,007	(345)	2,757
Other	2,525	2,507	3,014	7,812	7,385
Total noninterest income	24,060	25,023	25,592	72,890	73,035
Noninterest expense:
Salaries and employee benefits	23,164	23,696	22,016	69,391	64,073
Net occupancy	2,523	2,115	2,806	7,504	7,768
Furniture and equipment	5,769	5,718	5,363	16,942	15,264
Depreciation – leased equipment	6,580	6,684	6,565	19,692	18,541
Professional fees	1,883	1,728	1,765	5,628	4,514
Supplies and communication	1,635	1,499	1,316	4,687	3,911
FDIC and other insurance	855	714	693	2,267	1,889
Business development and marketing	1,663	1,725	1,199	4,921	4,352
Loan and lease collection and repossession	1,563	565	1,093	3,079	2,058
Other	1,707	1,433	1,644	4,665	4,314
Total noninterest expense	47,342	45,877	44,460	138,776	126,684
Income before income taxes	24,923	27,498	26,741	77,417	77,810
Income tax expense	5,035	5,534	9,559	16,449	27,753
Net income	$19,888	$21,964	$17,182	$60,968	$50,057
Per common share:
Basic net income per common share	$0.76	$0.84	$0.66	$2.33	$1.92
Diluted net income per common share	$0.76	$0.84	$0.66	$2.33	$1.92
Cash dividends	$0.25	$0.24	$0.19	$0.71	$0.56
Basic weighted average common shares outstanding	25,965,694	25,958,128	25,935,867	25,958,125	25,922,218
Diluted weighted average common shares outstanding	25,965,694	25,958,128	25,935,867	25,958,125	25,922,218

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$873,658	$4,873	2.21%	$851,348	$4,428	2.09%	$733,471	$3,048	1.65%
Tax exempt(1)	90,623	572	2.50%	96,987	634	2.62%	125,101	917	2.91%
Mortgages held for sale	9,016	93	4.09%	6,985	92	5.28%	12,832	126	3.90%
Loans and leases, net of unearned discount(1)	4,822,431	59,964	4.93%	4,770,361	58,517	4.92%	4,387,748	50,455	4.56%
Other investments	43,860	391	3.54%	51,141	397	3.11%	41,686	325	3.09%
Total earning assets(1)	5,839,588	65,893	4.48%	5,776,822	64,068	4.45%	5,300,838	54,871	4.11%
Cash and due from banks	64,622			65,895			62,373
Reserve for loan and lease losses	(102,790)			(99,277)			(93,162)
Other assets	422,767			423,577			436,023
Total assets	$6,224,187			$6,167,017			$5,706,072

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	3,986,576	9,405	0.94%	3,950,546	8,319	0.84%	3,543,037	5,186	0.58%
Short-term borrowings	207,225	518	0.99%	290,220	826	1.14%	265,014	396	0.59%
Subordinated notes	58,764	918	6.20%	58,764	908	6.20%	58,764	1,022	6.90%
Long-term debt and mandatorily redeemable securities	70,902	493	2.76%	71,162	643	3.62%	70,344	597	3.37%
Total interest-bearing liabilities	4,323,467	11,334	1.04%	4,370,692	10,696	0.98%	3,937,159	7,201	0.73%
Noninterest-bearing deposits	1,104,645			1,010,927			985,230
Other liabilities	44,827			49,088			74,407
Shareholders’ equity	751,248			736,310			709,276
Total liabilities and shareholders’ equity	$6,224,187			$6,167,017			$5,706,072
Less: Fully tax-equivalent adjustments		(197)			(203)			(441)
Net interest income/margin (GAAP-derived)(1)		$54,362	3.69%		$53,169	3.69%		$47,229	3.53%
Fully tax-equivalent adjustments		197			203			441
Net interest income/margin - FTE(1)		$54,559	3.71%		$53,372	3.71%		$47,670	3.57%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Nine Months Ended
	September 30, 2018			September 30, 2017
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$844,394	$13,869	2.20%	$716,457	$9,932	1.85%
Tax exempt(1)	98,978	1,901	2.57%	128,537	2,894	3.01%
Mortgages held for sale	7,911	265	4.48%	10,788	322	3.99%
Loans and leases, net of unearned discount(1)	4,728,047	172,180	4.87%	4,295,153	143,477	4.47%
Other investments	44,784	1,196	3.57%	43,810	935	2.85%
Total earning assets(1)	5,724,114	189,411	4.42%	5,194,745	157,560	4.06%
Cash and due from banks	63,983			61,389
Reserve for loan and lease losses	(99,284)			(91,487)
Other assets	422,489			412,842
Total assets	$6,111,302			$5,577,489

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	3,881,040	24,286	0.84%	3,464,773	13,431	0.52%
Short-term borrowings	272,813	2,120	1.04%	256,507	895	0.47%
Subordinated notes	58,764	2,709	6.16%	58,764	3,132	7.13%
Long-term debt and mandatorily redeemable securities	70,794	1,621	3.06%	76,591	1,925	3.36%
Total interest-bearing liabilities	4,283,411	30,736	0.96%	3,856,635	19,383	0.67%
Noninterest-bearing deposits	1,040,740			963,469
Other liabilities	49,126			60,573
Shareholders’ equity	738,025			696,812
Total liabilities and shareholders’ equity	$6,111,302			$5,577,489
Less: Fully tax-equivalent adjustments		(612)			(1,360)
Net interest income/margin (GAAP-derived)(1)		$158,063	3.69%		$136,817	3.52%
Fully tax-equivalent adjustments		612			1,360
Net interest income/margin - FTE(1)		$158,675	3.71%		$138,177	3.56%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2018	2018	2017	2018	2017
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$65,696	$63,865	$54,430	$188,799	$156,200
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	96	89	152	273	454
(C)	– Tax exempt investment securities	101	114	289	339	906
(D)	Interest income – FTE (A+B+C)	65,893	64,068	54,871	189,411	157,560
(E)	Interest expense (GAAP)	11,334	10,696	7,201	30,736	19,383
(F)	Net interest income (GAAP) (A-E)	54,362	53,169	47,229	158,063	136,817
(G)	Net interest income - FTE (D-E)	54,559	53,372	47,670	158,675	138,177
(H)	Annualization factor	3.967	4.011	3.967	1.337	1.337
(I)	Total earning assets	$5,839,588	$5,776,822	$5,300,838	$5,724,114	$5,194,745
	Net interest margin (GAAP-derived) (F*H)/I	3.69%	3.69%	3.53%	3.69%	3.52%
	Net interest margin – FTE (G*H)/I	3.71%	3.71%	3.57%	3.71%	3.56%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$54,362	$53,169	$47,229	$158,063	$136,817
(G)	Net interest income – FTE	54,559	53,372	47,670	158,675	138,177
(J)	Plus: noninterest income (GAAP)	24,060	25,023	25,592	72,890	73,035
(K)	Less: gains/losses on investment securities and partnership investments	(155)	(76)	(1,336)	(263)	(3,128)
(L)	Less: depreciation – leased equipment	(6,580)	(6,684)	(6,565)	(19,692)	(18,541)
(M)	Total net revenue (GAAP) (F+J)	78,422	78,192	72,821	230,953	209,852
(N)	Total net revenue – adjusted (G+J–K–L)	71,884	71,635	65,361	211,610	189,543
(O)	Noninterest expense (GAAP)	47,342	45,877	44,460	138,776	126,684
(L)	Less:depreciation – leased equipment	(6,580)	(6,684)	(6,565)	(19,692)	(18,541)
(P)	Less: contribution expense limited to gains on investment securities in (K)	—	—	—	—	(462)
(Q)	Noninterest expense – adjusted (O–L–P)	40,762	39,193	37,895	119,084	107,681
	Efficiency ratio (GAAP-derived) (O/M)	60.37%	58.67%	61.05%	60.09%	60.37%
	Efficiency ratio – adjusted (Q/N)	56.71%	54.71%	57.98%	56.28%	56.81%

		End of Period
		September 30,	June 30,	September 30,
		2018	2018	2017
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(R)	Total common shareholders’ equity (GAAP)	$750,437	$740,277	$710,497
(S)	Less: goodwill and intangible assets	(84,097)	(84,104)	(83,795)
(T)	Total tangible common shareholders’ equity (R–S)	$666,340	$656,173	$626,702
(U)	Total assets (GAAP)	6,293,169	6,320,058	5,806,735
(S)	Less: goodwill and intangible assets	(84,097)	(84,104)	(83,795)
(V)	Total tangible assets (U–S)	$6,209,072	$6,235,954	$5,722,940
	Common equity-to-assets ratio (GAAP-derived) (R/U)	11.92%	11.71%	12.24%
	Tangible common equity-to-tangible assets ratio (T/V)	10.73%	10.52%	10.95%

Calculation of Tangible Book Value per Common Share
(R)	Total common shareholders’ equity (GAAP)	$750,437	$740,277	$710,497
(W)	Actual common shares outstanding	25,965,746	25,965,077	25,936,130
	Book value per common share (GAAP-derived) (R/W)*1000	$28.90	$28.51	$27.39
	Tangible common book value per share (T/W)*1000	$25.66	$25.27	$24.16

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